Exhibit 99.1
Hudson Global Renamed Star Equity Holdings, Inc.

Old Greenwich, CT – September 4, 2025 – Hudson Global, Inc. (Nasdaq: HSON; HSONP) announced today that it will change its corporate name to Star Equity Holdings, Inc. (“Star” or the “Company”), effective as of 12:01 a.m. Eastern Time on September 5, 2025. At the same time, the ticker symbols for its Common Stock and 10% Series A Cumulative Perpetual Preferred Stock (“Preferred Stock”) will change to STRR and STRRP, respectively, on NASDAQ.

This name change follows the previously announced August 22, 2025 merger of the Company with Star Operating Companies, Inc. (formerly Star Equity Holdings, Inc.), now a wholly owned subsidiary of the Company. It reflects the Company’s strategic direction and commitment to building a diversified portfolio of businesses aimed at generating long-term shareholder value. Shareholders are not required to take any action in connection with the name and ticker symbol changes. As of the open of trading on September 5, 2025, the Company’s Common and Preferred Stocks, currently trading under the symbols HSON and HSONP, respectively, will instead trade under the symbols STRR and STRRP, respectively, on NASDAQ.

The Company will be led by Jeff Eberwein as Chief Executive Officer and Rick Coleman as Chief Operating Officer. Management will also include Matt Diamond as Chief Accounting Officer, Hannah Bible as Chief Legal Officer, and Shawn Miles as Executive Vice President – Finance.

Jeff Eberwein, CEO of Star, noted, “Our transition to Star Equity Holdings marks an important milestone in our evolution and growth. The Star Equity Holdings name reflects our vision to build a diversified platform of businesses with strong fundamentals and long-term growth potential. We believe our successful merger in August positions us to deliver greater value for our shareholders and expand our presence in attractive markets.”

About Star Equity Holdings, Inc.
Star Equity Holdings, Inc. is a diversified holding company that seeks to build long-term shareholder value by acquiring, managing, and growing businesses with strong fundamentals and market opportunities. Its current structure comprises four divisions: Building Solutions, Business Services, Energy Services, and Investments.

Building Solutions
The Building Solutions division operates in three niches: (i) modular building manufacturing; (ii) structural wall panel and wood foundation manufacturing, including building supply distribution operations; and (iii) glue-laminated timber (glulam) column, beam, and truss manufacturing.

Business Services
The Business Services division provides flexible and scalable recruitment solutions to a global clientele, servicing organizations at all levels, from entry-level positions to the C-suite. The division focuses on mid-market and enterprise organizations worldwide, partnering consultatively with talent acquisition, HR, and procurement leaders to build diverse, high-impact teams and drive business success.

Energy Services
The Energy Services division engages in the rental, sale, and repair of downhole tools used in the oil and gas, geothermal, mining, and water-well industries.

Investments
The Investments division manages and finances the Company’s real estate assets as well as its investment positions in private and public companies.

Investor Relations:
The Equity Group
Lena Cati
212 836-9611
lcati@theequitygroup.com

This press release contains statements that the Company believes to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” "estimate," "expect," "project," "intend," "plan," "predict," "believe" and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, (1) global economic fluctuations, (2) the Company’s ability to successfully achieve its strategic initiatives, (3) risks related to potential acquisitions or dispositions of businesses by the Company, (4) unexpected costs, charges or expenses resulting from the Company’s recent merger, (5) potential adverse reactions or changes to business relationships resulting from the completion of the Company’s recent merger, (6) risks related to the inability of the combined company to successfully operate as a combined business, (7) risks associated with the possible failure to realize certain anticipated benefits of the Company’s recent merger, including with respect to future financial and operating results, (8) risks related to fluctuations in the Company’s operating results from quarter to quarter due to various factors such as rising inflationary pressures and interest rates, (9) the loss of or material reduction in our business with any of the Company’s largest customers, (10) the ability of clients to terminate their relationship with the Company at any time, (11) competition in the Company’s markets, (12) the negative cash flows and operating losses that may recur in the future, (13) risks relating to how future credit facilities may affect or restrict our operating flexibility, (14) risks associated with the Company’s investment strategy, (15) risks related to international operations, including foreign currency fluctuations, political events, trade wars, natural disasters or health crises, including the Russia-Ukraine war, and conflict in the Middle East, (16) the Company’s dependence on key management personnel, (17) the Company’s ability to attract and retain highly skilled professionals, management, and advisors, (18) the Company’s ability to collect accounts receivable, (19) the Company’s ability to maintain costs at an acceptable level, (20) the Company’s heavy reliance on information systems and the impact of potentially losing or failing to develop technology, (21) risks related to providing uninterrupted service to clients, (22) the Company’s exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the Company’s business reorganization initiatives, and limits on related insurance coverage, (23) the Company’s ability to utilize net operating loss carryforwards, (24) volatility of the Company’s stock price, (25) the impact of government regulations and deregulation efforts, (26) restrictions imposed by blocking arrangements, (27) risks related to the use of new and evolving technologies, (28) the adverse impacts of cybersecurity threats and attacks and (29) those risks set forth in “Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.” Additional information concerning these, and other factors is contained in the Company's filings with the Securities and Exchange Commission (“SEC”). These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.